Exhibit 99.1

Gardner Denver Announces Neil Snyder as Chief Financial Officer Successor

Current CFO, Todd Herndon, to Assist in Transition Prior to Retirement

MILWAUKEE (November 28, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) today announced that Neil Snyder will succeed Todd Herndon as the company’s Chief Financial Officer (CFO) effective January 1, 2019.  Herndon will stay on with the company to assist in the transition of the CFO role to Snyder.

Snyder, currently Senior Vice President of Global Finance, Business Development & Planning, will, in his new role, report directly to Vicente Reynal, Chief Executive Officer (CEO). Snyder joined Gardner Denver in March 2016 as Vice President of Strategy & Planning, Industrials Segment. In January 2017, he was promoted to Senior Vice President of Strategy, Business Development & Planning, and in August 2018, he took on expanded responsibilities with the appointment to his current role of Senior Vice President of Global Finance, Business Development & Planning, which includes leadership of the global finance and controllership functions.

Prior to joining Gardner Denver, Snyder served at Capital Safety Inc., a global leader of fall protection and safety equipment, as its Vice President, Head of Financial Planning and Analysis from June 2012 to January 2016, and President, Europe, Middle East and Africa from September 2013 to May 2014. Before Capital Safety, he held various executive roles of increasing responsibility at United Technologies Corporation from 2007 to 2012.  Snyder started his career at Ernst & Young LLP in public accounting.

“Neil brings to the CFO role comprehensive knowledge of Gardner Denver and our end markets as well as strong financial expertise,” said Reynal. “In addition, his experience leading our business development function makes him particularly well suited to take on this important leadership role during Gardner Denver’s next chapter of transformation. I am excited to have him as my partner as we continue moving the company forward.”

Herndon added, “Having worked with Neil for many years, I can attest that he has all of the knowledge and skills needed to be a successful CFO, and I can think of no one better to fill this critical role at Gardner Denver.  We have been planning this transition for some time, and Neil’s experience, knowledge of Gardner Denver and the expansion of his responsibilities this last summer will allow for a seamless transition.”

Herndon plans to retire later in 2019. Until then, he will stay with the company in an executive capacity and assist in the transition of the CFO role. “Todd’s wealth of experiences across all areas of finance coupled with his dedication to our business and people have significantly contributed to the success of Gardner Denver,” said Reynal. “I am grateful for the contribution he has made over the years including during our initial public offering in 2017, and appreciate his commitment in staying on with us for a period of time to ensure a smooth transition.”

About Gardner Denver
Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers’ specific uses. Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the leadership appointments discussed herein, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in our prospectus dated May 2, 2018, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act on May 4, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gardner Denver Holdings, Inc.
Media & Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com